      As filed with the Securities and Exchange Commission on June 8, 1999

                                                Registration No. 333-___________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _______________________

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                            _______________________
                               drkoop.com, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

    Delaware             8920 Business Park Drive        95-4697615
                                  Suite 200
                            Austin, Texas 78759
  (State of Incorporation)   (Address of Principal      (I.R.S. Employer
                               Executive Offices)      Identification No.)
                            _______________________

           drkoop.com, Inc. 1999 Employee Stock Purchase Plan
                            (Full Title of the Plan)
                            _______________________
                               Donald W. Hackett
                     President and Chief Executive Officer
                                drkoop.com, Inc.
                            8920 Business Park Drive
                                   Suite 200
                              Austin, Texas 78759
                                 (512) 726-5110
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                              Anthony J. Richmond
                                Latham & Watkins
                             135 Commonwealth Drive
                          Menlo Park, California 94025
                                 (650) 328-4600
                            _______________________

                                            Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               Maximum
                                                             Proposed         Proposed        Amount of
                                                            Number of         Maximum         Aggregate
                                                           Shares to be     Offering Price     Offering           Registration
Title of Securities to be Registered                      Registered(1)      Per Share(2)      Price(2)             Fee(2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value........................      750,000             $0.28         $210,000             $58.38
Interests in drkoop.com, Inc. 1999 Employee Stock
    Purchase Plan.....................................        (3)                 --             --                  --
--------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the drkoop.com, Inc. 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of drkoop.com, Inc.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the book value per share of common stock ($0.28) of drkoop.com, Inc. on March 31, 1999.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, to the extent required, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the drkoop.com, Inc. 1999 Employee Stock Purchase Plan.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

  The following documents which we filed with the Commission are incorporated by reference into this registration statement:

     (a) The description of Common Stock contained in our registration statement on Form 8-A (File No. 000-26275) filed with the Commission on June 4, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of amending such description.

     (b) In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.
         -------------------------

  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

  Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

  Our restated certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as directors. Under Delaware law, the directors have a fiduciary duty to our company which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to our company, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. We have applied for liability insurance for our officers and directors.

  Section 145 of Delaware law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit. Delaware law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of Delaware law and provides that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of our company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

  We intend to enter into contractual indemnification agreements with each of our executive officers and directors. These agreements provide for contractual indemnification to the fullest extent permitted by applicable law and provide mechanical and administrative procedures to be followed in the event of any such claim.

  At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

  Not Applicable.

Item 8.  Exhibits.
         --------

  The following are the exhibits required by Item 601 of Regulation S-K:


Exhibit
Number
------

5.1     Opinion of Latham & Watkins.
10.1*   drkoop.com, Inc. 1999 Employee Stock Purchase Plan.
23.1    Consent of Latham & Watkins (included in Exhibit 5.1).
23.2    Consent of PricewaterhouseCoopers LLP.
24.1    Power of Attorney (included on page 5 of this registration statement).
________________________
* Incorporated by reference to Exhibit 10.34 of Amendment No. 3 to the registrant's registration statement on Form S-1 (File No. 333-73065) filed on June 4, 1999.


Item 9.  Undertakings.
         ------------

  (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant, drkoop.com, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 8th day of June, 1999.

                                            drkoop.com, Inc.

                                            By:/s/ Donald W. Hackett
                                               --------------------------------
                                               Donald W. Hackett, President and
                                               Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Donald W. Hackett and Susan M. Georgen-Saad, with full power of substitution and resubstitutions and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                    Title                                         Date
        ---------                                    -----                                         ----

        /s/ Donald W. Hackett                  President, Chief Executive Officer             June 8, 1999
-------------------------------------------    and Director (Principal Executive
          Donald W. Hackett                    Officer)

        /s/ Susan M. Georgen-Saad              Chief Financial Officer                        June 8, 1999
-------------------------------------------    (Principal Financial and Accounting
          Susan M. Georgen-Saad                Officer)

                                               Chairman of the Board of Directors
-------------------------------------------
          C. Everett Koop, M.D.

                                               Vice-Chairman of the Board
-------------------------------------------    of Directors
          John F. Zaccaro

        /s/ Jeffrey C. Ballowe                 Director                                       June 8, 1999
-------------------------------------------
          Jeffrey C. Ballowe

        /s/ Mardian J. Blair                   Director                                       June 8, 1999
-------------------------------------------
          Mardian J. Blair

        /s/ G. Carl Everett, Jr.               Director                                       June 8, 1999
-------------------------------------------
          G. Carl Everett, Jr.

        /s/ Richard D. Helppie, Jr.            Director                                       June 8, 1999
-------------------------------------------
          Richard D. Helppie, Jr.

                                               Director
-------------------------------------------
          Nancy L. Snyderman, M.D.

                               INDEX TO EXHIBITS


Exhibit
Number
------

5.1    Opinion of Latham & Watkins.
10.1*  drkoop.com, Inc. 1999 Employee Stock Purchase Plan.
23.1   Consent of Latham & Watkins (included in Exhibit 5.1).
23.2   Consent of PricewaterhouseCoopers LLP.
24.1   Power of Attorney (included on page 5 of this registration statement).
________________________
* Incorporated by reference to Exhibit 10.34 of Amendment No. 3 to the registrant's registration statement on Form S-1 (File No. 333-73065) filed on June 4, 1999.